SCHEDULE TO TABLES I AND II

Name and Address of Reporting Person (1)	Designated Reporter (1)	Transaction Date	Deemed Execution Date, if any	Issuer Name, Ticker or Trading Symbol	Title of Security	Amount of Securities Beneficially Owned following report(1)	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership (1)	Disclaims Pecuniary Interest
JP Morgan SBIC LLC c/o J.P. Morgan Partners, LLC 270 Park Avenue New York, NY 10017	J.P. Morgan SBIC LLC	January 30, 2007	N/A	SunCom Wireless Holdings, Inc.	Class B Common Stock	0	-	See Explanatory Note 2 below	Yes
JP Morgan SBIC Holdings LLC c/o J.P. Morgan Partners, LLC 270 Park Avenue New York, NY 10017	J.P. Morgan SBIC LLC	January 30, 2007	N/A	SunCom Wireless Holdings, Inc.	Class B Common Stock	0	-	See Explanatory Note 2 below	Yes
J.P. Morgan Capital, L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue New York, NY 10017	J.P. Morgan SBIC LLC	January 30, 2007	N/A	SunCom Wireless Holdings, Inc.	Class A Common Stock	7,549,104	D	See Explanatory Note 2 below	No
J.P. Morgan Capital Management Company L.P. 270 Park Avenue New York, NY 10017	J.P. Morgan SBIC LLC	January 30, 2007	N/A	SunCom Wireless Holdings, Inc.	Class A Common Stock	7,549,104	I	See Explanatory Note 3 below	No
J.P. Morgan Capital Management Company LLC 270 Park Avenue New York, NY 10017	J.P. Morgan SBIC LLC	January 30, 2007	N/A	SunCom Wireless Holdings, Inc.	Class A Common Stock	7,549,104	I	See Explanatory Note 3 below	No
Sixty Wall Street SBIC Fund, L.P. 270 Park Avenue New York, NY 10017	J.P. Morgan SBIC LLC	January 30, 2007	N/A	SunCom Wireless Holdings, Inc.	Class B Common Stock	0	-	See Explanatory Note 4 below	Yes
Sixty Wall Street SBIC Corporation 270 Park Avenue New York, NY 10017	J.P. Morgan SBIC LLC	January 30, 2007	N/A	SunCom Wireless Holdings, Inc.	Class B Common Stock	0	-	See Explanatory Note 4 below	Yes
Sixty Wall Street Fund, L.P. 270 Park Avenue New York, NY 10017	J.P. Morgan SBIC LLC	January 30, 2007	N/A	SunCom Wireless Holdings, Inc.	Class A Common Stock	376,995	D	See Explanatory Note 4 below	No

Explanatory Note:

1.
The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of such Persons disclaims beneficial ownership of the securities to the extent it exceeds such Person’s pecuniary interest therein.

2.
On January 30, 2007 JP Morgan SBIC LLC transferred legal ownership of all of its Class B shares of common stock to J.P. Morgan Capital, L.P. As J.P. Morgan Capital, L.P. was already an indirect beneficial owner of these shares this transfer is not reportable by J.P. Morgan Capital, L.P. as it represents merely a change in the form of ownership by J.P. Morgan Capital, L.P. J.P. Morgan Capital, L.P. then converted the Class B shares of common stock into Class A shares of common stock. As a result neither JP Morgan SBIC LLC nor its parent JP Morgan SBIC Holdings LLC retain any direct or indirect beneficial interest in any Class A or Class B shares of common stock of the Issuer.

3.
J.P. Morgan Capital Management Company, L.P. is the general partner of J.P. Morgan Capital, L.P. and as such may be deemed to be the beneficial owner of all shares of Class A common stock held directly by J.P. Morgan Capital, L.P. J.P. Morgan Capital Management Company, L.L.C., is the general partner of J.P. Morgan Capital Management Company, L.P. and as such may be deemed to be the beneficial owner of all shares of Class A common stock held directly by J.P. Morgan Capital, L.P. J.P. Morgan Investment Partners, L.P. owns 100% of J.P. Morgan Capital Management Company, L.L.C.

4.
On January 30, 2007 Sixty Wall Street SBIC Fund, L.P. transferred legal ownership of all of its Class B shares of common stock to Sixty Wall Street Fund, L.P. As Sixty Wall Street Fund, L.P. was already an indirect beneficial owner of these shares this transfer is not reportable by Sixty Wall Street Fund, L.P. as it represents merely a change in the form of ownership by Sixty Wall Street Fund, L.P. Sixty Wall Street Fund, L.P then converted the Class B shares of common stock into Class A shares of common stock. As a result neither Sixty Wall Street SBIC Fund, L.P. nor its general partner Sixty Wall Street SBIC Corporation retain any direct or indirect beneficial interest in any Class A or Class B shares of common stock of the Issuer. J.P. Morgan Investment Partners, L.P. indirectly owns 100% of Sixty Wall Street Fund, L.P.